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                       BENEDEK COMMUNICATIONS CORPORATION

                                  60,000 Units
                      Each Unit Consisting of Ten Shares of
              15.0% Exchangeable Redeemable Senior Preferred Stock,
               Ten Initial Warrants and 14.8 Contingent Warrants,
                      Each Warrant to Purchase One Share of
                              Class A Common Stock


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                               Placement Agreement

                                                                    June 5, 1996



Goldman, Sachs & Co.                                   BT Securities Corporation
85 Broad Street                                        One Banker's Trust Plaza
New York, New York 10004                               New York, New York 10006


Ladies and Gentlemen:

                  Reference is made to the Engagement Letter dated April 11, 1996 (the "Engagement Letter"), among Benedek Communications Corporation, a Delaware corporation (the "Company"), Benedek Broadcasting Corporation, a Delaware corporation ("BBC"), Goldman, Sachs Co. ("Goldman Sachs") and BT Securities Corporation ("BT", and, together with Goldman Sachs, the "Placement Agents"). The Company and the Placement Agents agree that the Engagement Letter shall be superseded and replaced in its entirety by this Agreement.

                  Subject to the terms of this Agreement, the Placement Agents hereby agree to serve as exclusive agents in connection with the Company's proposed offering, issue and sale privately (the "Offering") of no more than 60,000 nor less than 54,000 Units of the Company specified above (the "Securities") as part of the financing of the proposed acquisition by BBC of the television broadcast assets (including certain working capital) of Stauffer Communications, Inc. and the capital stock of Brissette Broadcasting Corporation (together, the "Acquisitions"). A private placement memorandum, dated May 6, 1996, and supplemented by a Supplement dated May 8, 1996 (together, the "Private Placement Memorandum"), has been prepared in connection with the Offering. Capitalized terms used herein



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and not defined shall have the meanings assigned to such terms in the Private
Placement Memorandum.

                  The Securities are to be sold and delivered to purchasers (collectively, the "Purchasers") subject to the terms and conditions of the commitment letters entered into between the Company and each Purchaser (collectively, the "Commitment Letters"), a form of which is attached as Annex A to the Private Placement Memorandum. Payment by the Purchasers for the Securities purchased pursuant to the Commitment Letters is subject to the terms and conditions of an escrow agreement dated as of June 5, 1996 (the "Closing Escrow Agreement"), between the Company and IBJ Schroder Bank & Trust Company, as Closing Escrow Agent, pursuant to which certain amounts deposited by the Purchasers and the Company in an escrow account with the Closing Escrow Agent shall be released to the Purchasers and the Units shall be redeemed by the Company for cancellation if the consummation of the Acquisitions shall not have occurred or BBC shall not have become a wholly owned subsidiary of the Company on or prior to the date that is three Business Days after the Closing of the Offering or, if it appears in the sole judgment of the Company that the Acquisitions will not be consummated in all material respects on or prior to such third business day (such event being called an "Early Mandatory Redemption").

                  The shares of Exchangeable Preferred Stock are to be issued subject to the terms and conditions of a Certificate of Designation (the "Certificate of Designation"). The Exchange Debentures for which the Exchangeable Preferred Stock may be exchanged at the option of the Company will be issued pursuant to an Exchange Indenture (the "Exchange Indenture"). The Warrants are to be issued pursuant to a Warrant Agreement (the "Warrant Agreement"). Pursuant to the terms of an escrow agreement dated as of June 5, 1996 (the "Contingent Warrant Escrow Agreement"), between the Company and IBJ Shroder Bank and Trust Company, as the Contingent Warrant Escrow Agent, delivered in connection with the Warrant Agreement, on the date of initial issuance of the Warrants the Contingent Warrants will be placed into an escrow account (the "Contingent Escrow Account") and will be held in such Contingent Warrant Escrow Account and shall not be deemed outstanding until the Contingent Warrant Release Date.

                  Holders of shares of Exchangeable Preferred Stock or Exchange Debentures will have the exchange and



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registration rights set forth in the Exchangeable Preferred Stock Exchange and
Registration Rights Agreement dated as of June 5, 1996 (the "Exchangeable Preferred Stock Registration Rights Agreement"), between the Company and the Placement Agents on behalf of the Purchasers. Pursuant to and subject to the terms of the Exchangeable Preferred Stock Registration Rights Agreement the Company has agreed to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of a series of Exchangeable Preferred Stock or Exchange Debentures, as the case may be (the "Exchange Securities"), identical in all material respects to the Exchangeable Preferred Stock or Exchange Debentures, as the case may be (except that the Exchange Securities will not contain terms with respect to transfer restrictions) to be offered in exchange for Exchangeable Preferred Stock or Exchange Debentures, as the case may be (the "Exchange Offer"), and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"). Holders of Warrants will have the registration rights set forth in the Common Stock Registration Rights Agreement (the "Common Stock Registration Rights Agreement") dated as of June 5, 1996, between the Company and the Placement Agents on behalf of the Purchasers. Pursuant to and subject to the terms of the Common Stock Registration Rights Agreement, Holders of 20% or more of the total number of shares of Common Stock of the Company issuable upon exercise of the Initial Warrants at the time outstanding or 20% or more of the total number of shares of Class A Common Stock of the Company issuable upon exercise of the Contingent Warrants after the Contingent Warrant Release Date at the time outstanding will be entitled to two demand registration rights with respect to the shares of Class A Common Stock of the Company issuable upon exercise of the Initial Warrants or the Continent Warrants, as applicable (such shares being collectively called the "Warrant Shares"), and the Company has agreed to file with the Commission a registration statement under the Securities Act registering any outstanding Warrant Shares with respect to a public offering of the Company's common stock (the "Warrant Registration Statement").



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                  1.  The Company represents and warrants to, and
         agrees with, the Placement Agents that:

                           (a) Each of the representations and warranties made
                  by the Company to the Purchasers in paragraph 5 of the Commitment Letters are hereby made to the Placement Agents.

                           (b) This Agreement has been duly authorized, executed
                  and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles.

                           (c) None of the transactions contemplated by this
                  Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

                           (d) The statements set forth in the Private Placement
                  Memorandum under the caption "Description of the Units", insofar as they purport to constitute a summary of the terms of the Securities, under the caption "Certain Federal Income Tax Consequences" and under the caption "Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

                           (e) Neither the Company nor any person acting on its
                  behalf (assuming that the Placement Agents comply with Section 2 herein) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act;

                           (f)  Within the preceding six months neither
                  the Company nor any other person acting on its behalf has offered or sold to any person any



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                  Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the purchasers pursuant to the Commitment Letters, it being understood that the Company had previously filed a registration statement number 33-91412 on Form S-1 with respect to a series of senior secured notes. The Company will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Placement Agents), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

                           (g) Neither the Company nor any of its affiliates
                  does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

                           (h) The Company will file with the Commission, not
                  later than 15 days after the Issue Date, five copies of a notice on Form D under the Securities Act (one of which will be manually signed by a person duly authorized by the Company); to otherwise comply with the requirements of Rule 503 under the Securities Act; and to furnish promptly to you evidence of each such required timely filing (including a copy thereof);

                           (i) During the period of three years after the Issue
                  Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;



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                           (j) Neither the Company nor any person acting on its
                  behalf will, directly or indirectly (except through the Placement Agents), sell or offer, or attempt or offer to dispose of, or solicit any offer to buy, or otherwise approach or negotiate with anyone in respect of, any of the Securities, and neither the Company nor any person acting on its behalf has heretofore done any of the foregoing. As used in this paragraph, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act;

                           (k) The Company will reasonably believe on the Issue
                  Date that each Purchaser is an institutional "accredited investor", as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Act;

                           (l) The Company has exercised reasonable care to
                  assure that the Purchasers are not underwriters within the meaning of Section 2(11) of the Act; and

                           (m) The Company will furnish and make available to
                  each Purchaser the information and the opportunity to ask questions and receive answers required by Rule 502(b) under the Act. The Company shall be solely responsible for the contents of any disclosure documents used in the Offering and the Company represents, warrants and agrees that such documents will not, as of the date of any offer or sale of the Securities or the date on which the Commitment Letters are executed, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company hereby authorizes the Placement Agents to use such reports and documents in connection with the Offering.

                  2. As agents of the Company in the offering and sale of the Securities, the Placement Agents agree to use reasonable efforts to place the Securities upon the terms and conditions set forth in this Agreement and



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         each of the Placement Agents hereby represents and warrants to, and agrees with the Company that:

                           (a) It will place the Securities only with
                  institutions which it reasonably believes are "accredited investors" ("Institutional Accredited Investors") within the meaning of Rule 501 under the Securities Act; and

                           (b) It has not and will not place the Securities by
                  any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

                  3. The obligations of the Placement Agents here-under shall be subject, in their discretion, to the following conditions:

                           (a)  All representations and warranties and
                  other statements of the Company herein are, at and as of the Issue Date, true and correct;

                           (b) The Company shall have performed all its obligations under this Agreement theretofore to be performed;

                           (c) The Company shall have delivered to the Placement
                  Agents a copy of the legal opinions described in paragraph 3(e) of the Commitment Letters;

                           (d) The Company shall have furnished or caused to be
                  furnished to the Placement Agents on the Issue Date certificates of officers of the Company satisfactory to the Placement Agents as to the accuracy of the representations and warranties of the Company herein on and as of the such Issue Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Issue Date, as to the matters set forth in clause (e) of this paragraph 3 and as to such other matters as you may reasonably request;

                           (e) (i) Neither the Company nor any of its
                  subsidiaries shall have sustained since the date of the latest audited financial statements included in the Private Placement Memorandum any



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                  loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Private Placement Memorandum, and (ii) since the respective dates as of which information is given in the Private Placement Memorandum there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholder's equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Private Placement Memorandum, the effect of which, in any such case described in clause (i) or (ii) above, is in the judgment of the Placement Agents so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Private Placement Memorandum;

                           (f) On or after the date hereof (i) no downgrading
                  shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; and

                           (g) On or after the date hereof there shall not have
                  occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in securities generally on the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market ("PORTAL"); (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the occurrence of any



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                  material adverse change in the existing, financial, political or economic conditions in the United States or elsewhere which in the judgment of the Placement Agents would materially and adversely affect the financial markets or the markets for the Securities and other debt securities; or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause
                  (v) in the judgment of the Placement Agents makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Private Placement Memorandum.

                  4. The Placement Agents' total fee for services hereunder in the event that the Offering is consummated shall be 4.5% of the gross proceeds of the Offering, such fee to be earned and payable upon the closing of the Offering and in the event no Early Mandatory Redemption has occurred. In addition to the foregoing fee, the Company shall reimburse each Placement Agent for its reasonable out-of-pocket expenses, which shall include the fees and disbursements of its counsel, Cravath, Swaine & Moore, plus any sales tax, use tax or similar taxes (including additions to such taxes, if any) arising in connection with the sale of the Securities, such reimbursement to be payable whether or not the closing of the Offering or an Early Mandatory Redemption has occurred. Goldman Sachs and the Company acknowledge and agree that Goldman Sachs is acting on behalf of the Company in connection with related aspects of the financing for the Acquisitions, and that an appropriate allocation among such aspects of its reasonable out-of-pocket expenses shall be made. The Placement Agents shall be entitled to their full fees pursuant to the first sentence of this paragraph in the event that at any time prior to the expiration of a 12-month period following the right of termination by the Company or any of its affiliates completes a financing transaction for the Acquisitions on terms similar to the terms of this proposed transaction with any investor contacted by any Placement Agents or any affiliate of such investor.

                  5. In connection with engagements such as this, it is the policy of the Placement Agents to receive indemnification. The Company agrees to the provisions with



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respect to the indemnity and other matters set forth in Annex A, which is incorporated by reference herein.

                  6. The Company and the Placement Agents shall have the right to approve (a) every form of letter, circular, notice or other written communication from the Company or any other person acting on their behalf (including the Placement Agents) to any offeree or Purchaser in connection with the Offering and (b) the persons to whom the Company sends any such communication.

                  7. This authorization may be terminated by the Company or, with respect to a Placement Agent, by such Placement Agent at any time with or without cause, effective upon receipt of written notice to that effect by the other parties.

                  8. Neither this Agreement nor any advice (written or oral) rendered by any Placement Agent in connection with this Agreement may be disclosed to any third party or circulated or referred to publicly without the prior written consent of such Placement Agent.

                  9. The respective agreements, representations, warranties and other statements of the Company and the Placement Agents as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Placement Agents or any controlling person of the Placement Agents, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities. In addition, the provisions of the second sentence of paragraph 4, and all of the paragraphs 5, 7, and 9 shall survive any termination of this Agreement.

                10. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Placement Agents shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs at 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the Company at 308 West State Street, Rockford, Illinois 61101, Attention:
Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.



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                11. This Agreement shall be binding upon, and inure solely to the benefit of, the Placement Agents, the Company, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No Purchaser shall be deemed a successor or assign by reason merely of such purchase.

                12.  Time shall be of the essence of this
Agreement.

                13.  This Agreement shall be governed by and
construed in accordance with the laws of the State of New
York.

                14. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.



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                  If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement between the Placement Agents and the Company.


                                  Very truly yours,

                                  BENEDEK COMMUNICATIONS
                                  CORPORATION,


                                  by /s/ Ronald L. Lindwall
                                     -------------------------------------------
                                     Name: RONALD L. LINDWALL
                                     Title: SECRETARY
                                            SENIOR VICE PRESIDENT--FINANCE



Accepted as of the date hereof:

GOLDMAN, SACHS & CO.,

by /s/ Goldman, Sachs & Co.
   ------------------------
    (Goldman, Sachs & Co.)



BT SECURITIES CORPORATION,

by /s/ Gregory Paul
   ----------------------------
    (BT Securities Corporation)





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